UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 25, 2024

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2024, the board of directors (the “Board”) of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), appointed Jeff Huddleston, age 50, as Interim Chief Financial Officer of the Company. There are no family relationships (as defined in Item 401(d) of Regulation S-K) between Mr. Huddleston and any of the Company’s directors or executive officers. There are no transactions between the Company and Mr. Huddleston of the kind required to be reported under Item 404(a) of Regulation S-K.

Mr. Huddleston, a partner since June 2024 with CR3 Partners, LLC (“CR3”), a national management consulting and financial services firm, is an experienced business leader with over 25 years of experience delivering value to companies, management teams, boards of directors, lenders, and stakeholders. He has served in interim executive and other management roles in situations involving complex business transitions and financial transactions. Prior to joining CR3, Mr. Huddleston was a Managing Director and Partner with Alvarez & Marsal, a global turnaround and restructuring firm, since April 2018.

The Company previously engaged CR3 as its financial advisor, and the Board appointed Mr. Huddleston as Interim Chief Financial Officer at the same time it approved an amendment to the Company’s engagement agreement with CR3 which contemplated his appointment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

September 30, 2024	By:	/s/ Ronald Fleming
Date		Ronald Fleming
Interim Chief Executive Officer